Statement to Investor Certificateholders for Signet HELOC Trust 1995-A
   Home Equity Loan Asset Backed Certificates, Series 1995-A
   Pooling and Servicing Agreement dated December 06, 1995

   Distribution Date                                                                                 8/20/96
   Collection Period                                                                     07/01/96 - 07/31/96

   Balances and Factors

   Beginning Pool Balance                                                                     440,781,553.30
   Beginning Invested Amount                                                                  431,965,922.23
   Beginning Investor Certificate Principal Balance                                           426,678,200.23

   Ending Pool Balance                                                                        433,771,354.90
   Ending Invested Amount                                                                     425,095,927.80
   Ending Investor Certificate Principal Balance                                              419,808,205.80

   Pool Factor                                                                                     0.8733232

   Rates and Percentages
   Certificate Rate                                                                                    5.728%
   Floating Allocation Percentage                                                                      98.00%

   Collections
   Interest Collections (net of Servicing Fee)                                                  3,695,941.64
   Total Principal Collections                                                                 20,661,588.14
      Principal Collections(Net of TDA)                                                        19,021,744.82
      Transfer Deposit Amounts                                                                  1,639,843.32

   Servicer Advances                                                                                    0.00
   Policy Draw Amount                                                                                   0.00
   Deficiency Amount                                                                                    0.00

   Investor Certificate Distributions (per $1,000 certificate)
   -------------------------------------------------------------------------------------------------------
   Total Investor Certificate Interest Distribution                                                4.0956518
   -------------------------------------------------------------------------------------------------------
      Investor Certificate Interest                                                                4.0956518
      Carryover Amount                                                                             0.0000000
      Interest on Carryover Amount                                                                 0.0000000
      Overdue Investor Certificate Interest                                                        0.0000000
      Interest on Overdue Investor Certificate Interest                                            0.0000000

   -------------------------------------------------------------------------------------------------------
   Total Investor Certificate Principal Distribution                                              14.2915869
   -------------------------------------------------------------------------------------------------------
      Principal Distribution Amount                                                               14.2915869
      Investor Certificate Liquidation Loss Amount*                                                0.0000000

   -------------------------------------------------------------------------------------------------------
   Total Investor Certificate Distribution                                                        18.3872387
   -------------------------------------------------------------------------------------------------------

   Other Distributions
   Servicing Fee                                                                                  183,658.98
   Reimbursement of previous Servicer Advances                                                          0.00

   *to be paid to Investor Certificateholders




                                                page 5 of 6

   Charge Offs, Losses, Delinquencies and REO
   Current Period Charge Off Amounts                                                                    0.00
   Current Period Liquidation Loss Amounts                                                              0.00
   Current Period Investor Certificate Liquidation Loss Amounts                                         0.00
   Accumulated Charge Off Amounts                                                                       0.00
   Accumulated Liquidation Loss Amounts                                                           119,291.93
   Accumulated Investor Certificate Liquidation Loss Amounts                                      116,631.40

   -------------------------------------------------------------------------------------------------------
   30-59 Days Delinquent
     # of Accounts                                                                                       121
     Principal Balance                                                                          2,969,138.51

   60-89 Days Delinquent
     # of Accounts                                                                                        21
     Principal Balance                                                                            627,867.42

   90 and Greater Days Delinquent
     # of Accounts                                                                                        18
     Principal Balance                                                                            556,592.22

   REO
     # of Accounts                                                                                         0
     Principal Balance                                                                                  0.00
   -------------------------------------------------------------------------------------------------------


   Outstanding Payments/Reimbursements

   Unpaid Carryover Amounts                                                                             0.00

   Unreimbursed Servicer Advances                                                                       0.00

   Unreimbursed Liquidation Loss Amount                                                                 0.00

   Defective/Eligible Substitute Mortgage Loans

   Current Period Aggregate
   Defective Mortgage Loans                                                                     1,780,047.29

   Current Period Aggregate
   Eligible Substitute Mortgage Loans                                                                   0.00





   Signet Bank, as Seller and Servicer

   Signed___________________________
   Name: Suzanne Bachman
   Title: Sr. Vice President


                                                page 6 of 6